                                                                   EXHIBIT 10.8

             AIRNET SYSTEMS, INC. SALARY FOR OPTIONS CONVERSION PLAN
                           EFFECTIVE FEBRUARY 6, 2000

The Salary for Options Conversion Plan allows Executive Officers and Senior Managers (Tier I Managers) to exchange, on an annual basis, up to 25% of their base salary for Stock Option Grants. The Executive Officers (as of December 31,
1999) are required to participate at a 5% level and may, at their discretion, exchange up to an additional 20% of their base salary. The plan, as approved by the Compensation Committee of the Board of Directors, is a one-time plan.

The value of the options received is determined by the percent of salary being exchanged. Salary will be exchanged according to the following table:

EXCHANGE RATES

OPTION VALUE AS A


           PERCENT OF SALARY      EXCHANGE RATE    PERCENT OF SALARY
           -----------------      -------------    -----------------
                   5.0%               1.50                7.5%
                  10.0%               1.75               17.5%
                  15.0%               2.00               30.0%
                  20.0%               2.50               50.0%
                  25.0%               3.00               75.0%


The Stock Option Grants will be priced at the closing price of AirNet Systems, Inc. common shares on the New York Stock Exchange on the day prior to the start of the plan.

All plan participants will be required to complete and sign a Salary for Option Exchange Enrolment Form two weeks prior to the start of the plan year. The completed and signed form must be submitted to the Chief Financial Officer or the Controller.

Once the plan year has begun NO changes will be permitted.

All options issued under the plan will vest one year after being issued. Should the participant's employment with AirNet be terminated for other than just cause or willful resignation prior to the anniversary of the options being granted, the number of options available to the participant will be prorated through the date of termination and all others will be forfeited. Non-forfeited options of terminated participants will continue to have the same vesting period (one year) and the participant will have 90 days after they become fully vested to exercise such options. Should the participant willfully resign or be terminated for just cause, all of the unvested options granted under this plan will be cancelled.

The Compensation Committee reserves the right to amend, modify, terminate or extend the plan on an annual basis, however no such amendment, modification or termination will occur during a plan year.